Exhibit Q

REPUBLIC OF TURKEY

MINISTRY OF TREASURY AND FINANCE

Chief Legal Advisory and Directorate General of Trials

The Republic of Turkey

Ministry of Treasury and Finance

Ankara/TURKEY

September 20, 2021

Re:	The Republic of Turkey

Registration Statement No. 333-236683

Ladies and Gentlemen:

I, Chief Legal Advisor and Director General of Trials, Ministry of Treasury and Finance, the Republic of Turkey, have reviewed the above-referenced Registration Statement (the “Registration Statement”), the Prospectus dated May 6, 2020 (the “Prospectus”), the Prospectus Supplement dated September 13, 2021 (the “Prospectus Supplement”), the Fiscal Agency Agreement dated as of March 23, 2015, as amended by Amendment No. 1 dated March 15, 2017, between the Republic of Turkey (the “Republic”) and The Bank of New York Mellon (the “Fiscal Agency Agreement”), and the Underwriting Agreement dated as of September 13, 2021 (the “Underwriting Agreement”) by and among the Republic, Citigroup Global Markets Inc., J.P. Morgan Securities plc, and Société Générale, pursuant to which the Republic has issued and offered for sale 6.125% notes due October 24, 2028 in the aggregate principal amount of U.S.$750,000,000 (the “2028 Notes”) and 6.500% notes due September 20, 2033 in the aggregate principal amount of U.S.$1,500,000,000 (the “2033 Notes” and, together with the 2028 Notes, the “Notes”).

The issuance of the Notes has been authorized pursuant to the provisions of Articles 4 and 7 of the Law Regarding the Regulation of Public Finance and Debt Management of the Republic (Law No. 4749).

It is my opinion that the Notes have been duly authorized and when duly executed and delivered by the Republic, authenticated in accordance with the Fiscal Agency Agreement and delivered by and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Republic under and with respect to the present laws of the Republic.

I consent to the filing of this opinion as an exhibit to the Annual Report of the Republic of Turkey on Form 18-K and to the use of my name and the making of statements with respect to me which are set forth under the caption “Validity of the Securities” in the Prospectus forming a part of the Registration Statement, and appearing under the caption “Legal Matters” in the Prospectus Supplement forming a part of the Registration Statement.

[Signature Page Follows]

Very truly yours,

/s/ S. Hüdai EKİNCİ
S. Hüdai EKİNCİ
On behalf of Chief Legal Advisor and Director General of Trials
Legal Advisor
Ministry of Treasury and Finance
The Republic of Turkey

[Signature Page to the Turkish Validity Opinion]